                                                                    EXHIBIT 3.2

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                             METAL MANAGEMENT, INC.

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

         Metal Management, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Company's Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.       DESIGNATION AND AMOUNT.

         The designation of this series, which consists of 36,000 shares (the "Preferred Shares") of Preferred Stock, is the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the face amount shall be One Thousand Dollars ($1,000) per share (the "Stated Value").

2.       DIVIDENDS.

         (a) Payment of Dividends. The holders of shares of Series A Preferred Stock (each, a "Holder" and collectively, the "Holders") shall be entitled to receive cumulative dividends ("Dividends") on the Series A Preferred Stock accruing on each share thereof at an annual rate of (A) prior to the date (the "Approval Date") on which Stockholder Approval (as defined below) is obtained, nine percent (9%) and (B) on or after the Approval Date, six percent (6%), in each such case, times the Stated Value per share (such rate subject to ratable adjustment in the event of any stock split or combination and to equitable adjustment in the event of a reclassification or other similar event). Dividends shall accrue, whether or not declared, on each share of Series A Preferred Stock from the date of original issuance thereof (the "Purchase Date") through the date on which such Dividends are paid. Accrued but unpaid Dividends shall be payable in cash or, at the option of the Company (the "Stock Payment Option") and upon satisfaction of the conditions set forth in paragraph 2(c) below, in shares (the "Dividend Payment Shares") of Series A Preferred

Stock, on each Conversion Date and Mandatory Redemption Date and on the Maturity Date (each as defined below, a "Dividend Payment Date").

         (b) Delivery of Dividend Payment Shares. If the Company elects to exercise the Stock Payment Option upon a conversion by a Holder, the Company shall deliver to such Holder, on or before the third business day following the applicable Dividend Payment Date, one or more certificates representing the aggregate number of whole Dividend Payment Shares that is determined by dividing (x) the amount of the Dividend which has accrued with respect to all of the Preferred Shares held by such Holder and would otherwise be payable in cash on the applicable Dividend Payment Date by (y) one thousand dollars ($1,000). No fractional Dividend Payment Shares shall be issued; the Company shall, in lieu thereof, either issue a number of Dividend Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. The Dividend Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company, entitled to all of the rights, preferences and privileges set forth herein, and shall be issued and delivered to the Holder on or before the third business day following the applicable Dividend Payment Date. The Company agrees to inform the Holder at least five (5) Trading Days prior to the first day of each calendar quarter in which the Company intends to exercise the Stock Payment Option.

         (c) Conditions to Stock Payment Option. If the Company wishes to exercise the Stock Payment Option with respect to Dividends payable to a Holder, it may do so only if each of the following conditions has been satisfied as of the applicable Dividend Payment Date:

                 (i) the number of shares of Series A Preferred Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is sufficient to pay such Dividends in Dividend Payment Shares;

                 (ii) the Company's common stock, par value $.01 per share (the "Common Stock"), is authorized for quotation on the Nasdaq National Market or for listing or quotation on the New York Stock Exchange or any other national securities exchange;

                 (iii) (x) the registration statement required to be maintained by the Company (the "Registration Statement") pursuant to a registration rights agreement by and among the Company and the Purchasers named therein (the "Registration Rights Agreement") is effective and available for the sale of the Dividend Payment Shares issuable pursuant to such exercise and of all Conversion Shares (as defined below) then held by or issuable to the Holders, or (y) sales of such Dividend Payment Shares may be made pursuant to Rule 144(k); provided, however, that the Registration Statement will not be deemed unavailable during a Standstill Period (as defined in the Registration Rights Agreement).

                 (iv) a Mandatory Redemption Event or a Liquidation Event (each as defined herein) has not occurred and is continuing; and

                 (v) the Company has delivered to the Holder a certificate, signed by an executive officer of the Company, setting forth:

                          - the amount of the Dividend to which the Holder is entitled;

                          - the number of Dividend Payment Shares to be delivered in payment of such Dividend, and the calculation therefor; and

                          - a statement to the effect that all of the conditions set forth in paragraphs 2(c)(i) -
                                  (iv) have been satisfied.

3.       PRIORITY.

         (a) Payment upon Dissolution, Etc.. Upon the occurrence and continuance of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Company or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Company whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshaling of the material assets or material liabilities of the Company (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock (other than capital stock that ranks pari passu with the Series A Preferred Stock) of the Company unless prior thereto each Holder shall have received the Liquidation Preference (as defined below) with respect to each share of Series A Preferred Stock then held by such Holder. In the event that upon the occurrence of a Liquidation Event, the assets available for distribution to the Holders of the Series A Preferred Stock and to the holders of such pari passu securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding shares of Series A Preferred Stock and of such pari passu securities, such assets shall be distributed ratably among such shares in proportion to the ratio that the liquidation preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

         (b) Liquidation Preference. The "Liquidation Preference" with respect to a share of Series A Preferred Stock shall mean an amount equal to the Stated Value of such share plus any accrued and unpaid Dividends thereon.

4.       CONVERSION.

         (a) Right to Convert. Subject to the limitations contained in paragraph 4(h) below, each Holder shall have the right to convert at any time and from time to time after the earlier to occur of (i) the ninetieth (90th) day following the date on which the Series A Preferred Stock is issued and (ii) the effectiveness of the Registration Statement, each of its shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company (the "Conversion Shares"), as is computed in accordance with the terms hereof (a "Conversion");

provided, however, that the right of such Holder to convert the Series A Preferred Stock into Conversion Shares shall not become effective unless and until the Company has obtained the approval of the transactions contemplated hereby, including without limitation the conversion of the Preferred Stock into shares of Common Stock in accordance with the terms hereof, by a majority of the holders of shares of its Common Stock entitled to vote thereon ("Stockholder Approval").

         (b) Reservation of Common Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free from any preemptive rights, solely for the purpose of effecting Conversions hereunder, such number of its shares of Common Stock (the "Reserved Amount") as shall from time to time be sufficient to effect the Conversion of the Series A Preferred Stock. If at any time the Reserved Amount is less than 125% of the number of shares of Common Stock issuable upon Conversion of the then outstanding shares of Series A Preferred Stock, the Company shall take immediate action (including seeking shareholder authorization of additional shares of Common Stock) to increase the Reserved Amount to 175% of the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are then convertible. If the Company shall issue any securities or make any change in its capital structure which would change the number of Conversion Shares deliverable upon the Conversion of the outstanding shares of Series A Preferred Stock, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from any preemptive rights, for such Conversion.

         (c) Conversion Notice. In order to convert shares of Series A Preferred Stock, or any portion thereof, the Holder shall send by facsimile transmission (with a hard copy to follow by first class mail), at any time prior to 11:59 p.m., eastern time, on the date on which the Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion to the Company and to its designated transfer agent for the Common Stock (the "Transfer Agent") stating the number of shares of Series A Preferred Stock to be converted, the amount of Dividends accrued on the shares of Series A Preferred Stock then held by the Holder up to and including the Conversion Date, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such Conversion (a "Conversion Notice") and (ii) a copy of the certificate or certificates representing the Series A Preferred Stock being converted. The Holder shall thereafter send the original of such certificate or certificates by overnight mail to the Company. In the case of a dispute as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within one (1) business day of receipt of the Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two business days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the Company.

         (d) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be determined by dividing the Stated

Value of the Series A Preferred Stock to be converted by the Conversion Price (as defined herein) in effect on the Conversion Date. The "Conversion Price" shall be the lesser of (A) the price determined by multiplying (x) the average of the Closing Bid Prices (as defined below) for the Common Stock on the five
(5) Trading Days (as defined below) occurring immediately prior to (but not including) the Conversion Date times (y) 85% (the "Floating Conversion Price") and (B) $18.30 (the "Fixed Conversion Price"). "Trading Day" shall mean any day on which the Common Stock is traded for any period on the Nasdaq National Market or on the principal securities exchange or market on which the Common Stock is then traded. "Closing Bid Price" means, with respect to a security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to holders of a majority of the then outstanding shares of Series A Preferred Stock if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an independent investment banking firm selected by the Holders of a majority of the then outstanding shares of Series A Preferred Stock, and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

         (e) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice pursuant to paragraph 4(c) above, the Company shall, no later than the close of business on the later to occur of (i) the third (3rd) business day following the Conversion Date set forth in such Conversion Notice and (ii) the business day following the day on which the original certificate or certificates representing the shares of Series A Preferred Stock being converted are received by the Company (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Conversion Shares as shall be determined as provided herein. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as the sale of such Conversion Shares is covered by an effective Registration Statement or may be made pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") or any successor rule or provision.

         (f)     Failure to Deliver Conversion Shares.

                 (i) In the event that the Company fails for any reason to deliver to the Holder certificates representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion Default"), the Company shall pay to the Holder payments ("Conversion Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Stated Value of the shares of Series A Preferred Stock represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the lower of twenty-four percent (24%) and the maximum interest rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the earlier to occur of (A) the date on which all of such Conversion Shares are issued and delivered to the Holder and (B) the date on which such shares are redeemed pursuant to the terms of this Certificate of Designations. Cash amounts payable hereunder shall be paid on or before the fifth (5th) business day of the calendar month following the calendar month in which such amount has accrued. In the event that there occurs a dispute between the Company and a Holder as to the number of Conversion Shares issuable pursuant to a Conversion as described in paragraph 4(c) above, and it is finally determined that such Holder is not entitled to receive certain Conversion Shares, the Company shall not owe Conversion Default Payments to such Holder with respect to such Conversion Shares.

                 (ii) Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to the difference between (A) the aggregate purchase price for the shares of Common Stock so purchased and
(B) the aggregate number of net proceeds received by the Holder from the sale of the Conversion Shares issued by the Company pursuant to such Conversion), and the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

         (g)     Conversion at Maturity.

                 (i) On the date which is three years from the Purchase Date (the "Maturity Date"), and assuming the satisfaction of the Mandatory Conversion Conditions (as defined below) the remaining shares of Series A Preferred Stock then held by each Holder shall be automatically converted into the number of shares of Common Stock equal to the Liquidation Preference of such shares divided by the then applicable Conversion Price (a "Mandatory Conversion"), and the Maturity Date shall be deemed to be the Conversion Date with respect to such Mandatory Conversion. If a Mandatory Conversion occurs, the Company and the Holder shall follow the procedures for Conversion set forth in this Section 4; provided, however, that the Holder shall not be required to send the Conversion Notice contemplated by paragraph 4(c). In the event that the Mandatory Conversion Conditions are not satisfied as of the Maturity Date, the Company shall, within five (5) business days of the Maturity Date, pay an amount in cash to each Holder equal to the Liquidation Preference for the shares of Series A Preferred Stock then held by such Holder.

                 (ii)     The "Mandatory Conversion Conditions" are as follows:

                          (1)     the market value of the outstanding shares of
Common Stock on the Maturity Date (not including any such shares represented by the then outstanding shares of Series A Preferred Stock) shall be greater than seventy-five million dollars ($75,000,000);

                          (2)     the Common Stock shall have an average daily
trading volume of at
least thirty (30) thousand shares during the period of one hundred and eighty
(180) days ending on the fifteenth (15th) day of the calendar month immediately prior to the calendar month in which the Maturity Date occurs;

                          (3)     the Common Stock shall be designated for
quotation on the Nasdaq National Market or listed on the New York Stock Exchange or other national securities exchange; and

                          (4)     a Registration Statement covering the resale
of all of the Conversion Shares issuable pursuant to such Mandatory Conversion shall be effective, or such resale may be made pursuant to Rule 144(k).

         (h)     Limitations on Right to Convert.

                 (i) In the event that the number of Preferred Shares to be converted by a Holder pursuant to a Conversion Notice exceeds that number of Preferred Shares (the "Preferred Share Conversion Limit") which, if converted in full, would result in the issuance of a number of Conversion Shares that would equal such Holder's Cap Amount (as defined below), the Company shall have the option, in lieu of converting the Preferred Shares which would exceed such Holder's Preferred Share Conversion Limit, to redeem such Preferred Shares at the Optional Redemption Price (as defined below)(an "Optional Redemption"). In order to effect an Optional Redemption, the Company shall, within two (2) business days of receiving a Conversion Notice from a Holder pursuant to which the Preferred Shares to be converted thereby exceeds such Holder's Preferred Share Conversion Limit, deliver a written notice to such Holder that the Company intends to redeem such excess Preferred Shares (an "Optional Redemption Notice"). In the event that the Company does not deliver an Optional Redemption Notice within such two business day period, the Company will convert the Preferred Shares represented by such Conversion Notice in accordance with the terms of this Certificate. A Holder shall have the right, upon converting Preferred Shares in a number that equals or exceeds 99% of such Holder's Preferred Share Conversion Limit, to deliver a written notice to the Company requesting whether the Company intends to redeem such Holder's Preferred Shares in excess of such Holder's Preferred Share Conversion Limit. If the Company fails to deliver an Optional Redemption Notice within five (5) business days of its receipt of such request, the Company will not be entitled thereafter to exercise its right to an Optional Redemption with respect to the Preferred Shares held by such Holder. A Holder's "Cap Amount" at any given time shall be the number of shares of Common Stock equal to, (A) for a Holder which purchased Preferred Shares from the Company, (i) the aggregate Stated Value of all of the Preferred Shares purchased by such Holder on or before such date, divided by
(ii) ten dollars ($10), and (B) for a Holder which purchased Preferred Shares from another Holder, a pro rata portion of such other Holder's Cap Amount, in which case such other Holder's Cap Amount shall be appropriately reduced. In the event that a Holder converts all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Cap Amount, then the difference between such Holder's Cap Amount and the number of shares of Common Stock actually issued to such Holder shall be allocated pro rata to the Cap Amounts of the other Holders based on the number of Preferred Shares then held by such Holders. The Optional Redemption

Price for each Preferred Share redeemed pursuant to an Optional Redemption shall be equal to (x) the Stated Value of such Preferred Share times 117.5% plus (y) the amount of all Dividends accrued (and any other amounts payable pursuant to this Certificate of Designations) on such Preferred Shares up to and including the date on which the Company pays the Optional Redemption Price to the applicable Holder. Upon delivering an Optional Redemption Notice to a Holder, the Company shall pay the Optional Redemption Price to such Holder within ninety (90) days of such delivery (such ninetieth day being referred to as the "Optional Redemption Date"). If the Optional Redemption Price is not paid to such Holder on or before the Optional Redemption Date, interest shall accrue thereon in the amount of (i) (N/365) multiplied by (ii) the Optional Redemption Price multiplied by (iii) the lower of twenty-four percent (24%) and the maximum interest rate permitted by applicable law, where "N" equals the number of days elapsed between the Optional Redemption Date and the date on which such payment is made in full.

                 (ii) In no event shall a Holder be permitted to convert any shares of Series A Preferred Stock in excess of that number of such shares upon the Conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this subparagraph (ii) plus
(y) the number of shares of Common Stock issuable upon the Conversion of such shares is equal to or exceeds (z) 4.99% of the number of shares of Common Stock then issued and outstanding. Delivery by a Holder of a Conversion Notice shall be deemed to represent the determination by such Holder that the Conversion represented thereby will not violate the provisions of this subparagraph (ii), and the Company shall have neither the right nor the obligation to confirm such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such shares of Series A Preferred Stock at such time as such Conversion will not violate the provisions of this subparagraph (ii).

5.       ADJUSTMENTS TO CONVERSION PRICE.

         (a) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If (A) the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification, the distribution to holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof or other similar event, the Fixed Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Company shall notify the Transfer Agent of such change on or before the effective date thereof. For purposes hereof, the market price per share of Common Stock on any date shall be the average of the closing sale prices for the Common Stock as reported by Nasdaq, or by the principal securities market on which the Common Stock is then traded, on the five (5) consecutive Trading Days (as defined below) selected by the Company not later than, the earlier of the date in question and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average closing price is then to be determined without the right to receive such issuance or distribution. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

         (b) Adjustment to Conversion Price. If, prior to the Conversion of all of the shares of Series A Preferred Stock, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Conversion thereof, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days immediately preceding the Conversion Date.

         (c) Adjustment Due to Merger, Consolidation, Etc. If, prior to the Conversion of all of the shares of Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets or there is a change of control transaction with respect to which, in any such case, a Holder does not exercise its right to a Mandatory Redemption (as defined below) of the Series A Preferred Stock, then such Holder shall thereafter have the right to receive upon Conversion of the shares of Series A Preferred Stock, upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon Conversion, such stock, securities and/or other assets, if any, which such Holder would have been entitled to receive in such transaction had such shares been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(c) unless (i) it first gives to each Holder prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, redemption or other similar event, and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Certificate of Designation, including the terms of this subsection 5(c).

         (d) Distribution of Assets. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Company (collectively, a "Distribution"), then, upon a Conversion by a Holder occurring after the record date for determining shareholders entitled to such Distribution but prior to the effective date of such Distribution, the Holder shall be entitled to receive the amount of such assets which would have been payable to such Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. The Fixed Conversion Price for shares of Series A Preferred Stock not converted prior to the effective date of a Distribution shall be reduced to a price determined by decreasing the Fixed Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed, as determined by mutual agreement of the Company and each Holder.

         (e) No Fractional Shares. If any adjustment under this Section 5 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher number of shares or, at the option of the Company, shall be paid in cash in an amount calculated by multiplying the amount of the fractional share times the Closing Bid Price used to calculate the Conversion Price for such Conversion.

6.       MANDATORY REDEMPTION.

         (a) Mandatory Redemption. In the event that a Mandatory Redemption Event (as defined below) occurs, each Holder shall have the right, upon written notice to the Company, to have all or any portion of the shares of Series A Preferred Stock held by such Holder redeemed by the Company (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined herein) in same day funds. Such notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date") and the number of such shares to be redeemed.

         (b) Mandatory Redemption Price. The "Mandatory Redemption Price" shall be equal to the Liquidation Preference of the shares of Series A Preferred Stock being redeemed multiplied by one hundred and twenty percent (120%); provided that in the event of a Mandatory Redemption Event specified in subparagraph 6(d)(vii) below, the Mandatory Redemption Price shall be equal to fifteen percent (15%) times the Stated Value of such shares times N/365, where N means the number of days elapsed between the Purchase Date and the Mandatory Redemption Date.

         (c)     Payment of Mandatory Redemption Price.

                 (i) The Company shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption within five (5) business days of the Mandatory Redemption Date. Upon redemption of a share of Series A Preferred Stock, the Holder will return such share to the Company for cancellation against payment of the Mandatory Redemption Price.

                 (ii) If Company fails to pay the Mandatory Redemption Price to the Holder within five (5) business days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on such fifth business day plus three percent (3%) and (y) the highest rate permitted by applicable law from the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full.

         (d) Mandatory Redemption Event. Each of the following events shall be deemed a "Mandatory Redemption Event":

                 (i) the Company fails for any reason (other than as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance) to issue shares of Common Stock and to transfer certificates representing such shares to the Holder in accordance with the provisions of this Certificate of Designations upon Conversion of any shares of Series A Preferred Stock, and such failure continues for fifteen (15) business days following written notice thereof by the Holder to the Company and to counsel designated by the Company;

                 (ii) the Company is unable to issue shares of Common Stock upon Conversion of any shares of Series A Preferred Stock as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, and such inability continues for a period of thirty (30) days thereafter;

                  (iii) the Company breaches, in a material respect, any covenant or other material term or condition of the Securities Purchase Agreement between the Company and the Purchasers named therein pursuant to which the Series A Preferred Stock may be issued and sold (the "Securities Purchase Agreement"), the Registration Rights Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement) and such breach continues for a period of ten (10) business days after written notice thereof to the Company from the Holder; provided that, if the Company is then using its best efforts to cure any such breach, such ten business day period shall be extended for another ten (10) business days;

                  (iv) the Registration Statement is not declared effective by the Registration Deadline (as defined in the Registration Rights Agreement) or, if the Registration Statement has been declared effective by such date, and the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of Conversion Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) business days; provided that the Registration Statement will not be considered unavailable for the number of days occurring during a Standstill Period (as defined in the Registration Rights Agreement);

                  (v) the Common Stock is no longer quoted on the Nasdaq National Market or listed on a national securities exchange;

                  (vi) the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation of a transaction or series of related transactions, in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other entity (other than the Company's merger transaction with Cozzi Iron & Metal, Inc.), immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; and

                 (vii) the Company fails to obtain Stockholder Approval within one hundred and twenty (120) days of the Purchase Date.

7.       MISCELLANEOUS.

         (a) Transfer of Series A Preferred Stock. A Holder may sell, transfer or otherwise dispose of all or any portion of the shares of Series A Preferred Stock to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act or such Holder delivers an opinion of counsel to the effect that such sale, transfer or disposition is exempt from registration thereunder; provided that no such opinion shall be required in the event of a sale by such Holder to an affiliate thereof or pursuant to Rule 144 under the Securities Act. From and after the date of such sale, transfer or disposition, the transferee hereof shall be deemed to be a Holder. Upon any such sale, transfer or disposition, the Company shall, promptly following the return of the certificate or certificates representing the shares of Series A Preferred Stock that are the subject of such sale, transfer or disposition, issue and deliver to such transferee a new Certificate in the name of such transferee.

         (b) Lost or Stolen Certificate. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a certificate representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of such certificate if mutilated, the Company shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

         (c) No Voting Rights. The Holders of the Series A Preferred Stock shall have no voting rights with respect to the business, management or affairs of the Company; provided that the Company shall provide each Holder with prior notification of each meeting of shareholders (and copies of proxy statements and other information sent to such shareholders).

         (d) Cancellation of Preferred Shares. Upon the conversion or redemption of a Preferred Share, the Company shall immediately cancel such Preferred Share and shall not reissue such Preferred Share.

         (e) Notices. Except as otherwise specified herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Certificate of Designations shall be in writing and shall be deemed given
(i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day,
(ii) on the next business day after timely delivery to an overnight courier and
(iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                 If to the Company:

                 Metal Management, Inc.
                 500 North Dearborn Street, Suite 405
                 Chicago, Illinois 60610
                 Attn: Gerard M. Jacobs
                 Fax: 312-645-0714

                 With a copy to:

                 Shefsky & Froelich Ltd.
                 444 North Michigan Avenue
                 Chicago, Illinois 60611
                 Attn: Stuart M. Savitz, Esq.
                 Fax: 312-527-5921

and if to any Holder, to such address as shall be designated by such Holder in writing to the Company.

         (f)     Protective Provisions

                 So long as shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                          (a)     alter or change the rights, preferences or
privileges of the Series A Preferred Stock or any other capital stock of the Company so as to affect adversely the Series A Preferred Stock;

                          (b)     create any new class or series of capital
stock having a preference over the Series A Preferred Stock as to distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company; or

                          (c)     increase the authorized number of shares of
Series A Preferred Stock;

provided, however, that such approval shall not be required in the event that the average Closing Bid Price of the Common Stock on the five (5) trading days immediately preceding the effective date of such change is equal to or exceeds one hundred and fifty percent (150%) of the Fixed Conversion Price.

                 In the event that Holders of at least a majority of the then outstanding shares of Series A Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, pursuant to the terms hereof, so as to affect the Series A Preferred Stock, then the Company will deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days to convert their shares of Series A Preferred Stock into Conversion Shares pursuant to the terms of this Certificate of Designations as they existed prior to such alteration or change and without regard to the limitations on Conversion contained in paragraph 4(h)(i) hereof, or continue to hold their shares of Series A Preferred Stock.

         IN WITNESS WHEREOF, the Company has executed this Certificate of Designations as of the 7th day of August, 1997.

METAL MANAGEMENT, INC.


By:____________________________
   Name:
   Title:

                                                                     EXHIBIT 4.1


                         SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 8, 1997, by and among Metal Management, Inc., a Delaware corporation
(the "Company"), Proprietary Convertible Investment Group, Inc., a Delaware corporation ("PCIG"), and Advantage Fund Limited, a corporation organized under the laws of the British Virgin Islands ("Advantage"). PCIG and Advantage are each referred to herein as a "Purchaser" and, together, as the "Purchasers".

         The Company wishes to sell to each Purchaser, and each Purchaser wishes to buy, on the terms and subject to the conditions set forth in this Agreement, the number of shares (the "Preferred Shares") of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") set forth below such Purchaser's name on the signature pages hereof. The Preferred Shares are convertible into shares (the "Conversion Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"). The Company has agreed to effect the registration of the Conversion Shares under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the "Registration Rights Agreement").

         The rights, preferences and privileges of the Series A Preferred Stock, including the terms upon which the Series A Preferred Stock is convertible into Conversion Shares, are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designation"). The Preferred Shares and the Conversion Shares are collectively referred to herein as the "Securities" and each as a "Security".

         The sale of the Preferred Shares by the Company to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

         The Company and the Purchasers hereby agree as follows:

1.       PURCHASE AND SALE OF PREFERRED SHARES.

         1.1 Agreement to Purchase and Sell. Upon the terms and subject to the satisfaction of the conditions set forth herein, the Company agrees to sell at the First Closing (as defined below), and each Purchaser agrees to purchase, the number of Preferred Shares set forth below such Purchaser's name on the signature page hereof at a purchase price equal to one thousand dollars ($1,000) per share (the "Purchase Price").

         1.2 Closing. Subject to the satisfaction of the conditions set forth herein, the closing of the purchase and sale of the Preferred Shares will be deemed to occur when this Agreement and the other Transaction Documents (as defined below), have been executed and delivered by the Company and each Purchaser, and full payment of the Purchase Price has been made by each Purchaser by wire transfer of immediately available funds to an account designated by the

Company against delivery by the Company of duly executed certificates to each Purchaser representing the Preferred Shares purchased by such Purchaser hereunder (the "First Closing"). The date on which the First Closing is deemed to take place is referred to herein as the "Closing Date". The aggregate Purchase Price for all of the Preferred Shares to be purchased by the Purchasers at the First Closing (assuming the satisfaction of the conditions described in Section 5 below) shall be twenty-one million dollars ($21,000,000). The Company may sell up to an additional twenty-nine million dollars ($29,000,000) of preferred stock, up to nine million dollars ($9,000,000) of which may be shares of Series A Preferred Stock and the balance of which shall be shares of the Company's preferred stock to be designated as Series B Preferred Stock (the "Series B Preferred Stock") at a purchase price of one thousand dollars ($1,000) per share at one or more additional closings following the Closing Date (each, an "Additional Closing" and together the "Additional Closings"). The shares of Series A Preferred Stock to be issued at the Additional Closing or Additional Closings and the shares of Series B Preferred Stock are collectively referred to herein as the "Additional Preferred Shares".

         1.3 Certain Definitions. When used herein, (A) "business day" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business, (B) an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with that party and (C) "control" shall mean, with respect to an entity, the ability to direct the business, operations or management of such entity, whether through an equity interest therein or otherwise.

2.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser, solely with respect to it, hereby makes the following representations and warranties to the Company (which shall be true as of the date hereof and as of the Closing Date) and agrees with the Company that:

         2.1 Authorization; Enforceability. Such Purchaser is duly and validly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation with full power and authority to purchase the Preferred Shares and to execute and deliver this Agreement. This Agreement constitutes such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         2.2 Accredited Investor; Investment Intent. Such Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Preferred Shares solely for its own account for investment purposes as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

         2.3 Information. The Company has provided such Purchaser with, and such Purchaser has reviewed, the written information regarding the Company set forth on Schedule 2.3, and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the business, operations and financial condition of the Company and materials relating to the terms and conditions of the purchase and sale of the Preferred Shares hereunder. Neither such information nor any other investigation conducted by such Purchaser or any of its representatives shall modify, amend or otherwise affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

         2.4 Limitations on Disposition. Such Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. Such Purchaser agrees not to sell, transfer or otherwise dispose of the Securities unless and until:

                 (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (b) (i) such Purchaser shall have notified the Company in advance of the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel (the cost of which shall be borne by the Purchaser), reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. It is agreed that no opinion of counsel will be required for the transfer of the Securities to an affiliate of such Purchaser or with respect to a sale thereof made pursuant to Rule 144 under the Securities Act ("Rule 144").

         2.5 Legend. Such Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be sold, transferred or assigned in the absence of an effective registration statement under the Securities Act and any such state law or an exemption from the registration requirements thereunder."

                 Notwithstanding the foregoing, it is agreed that, as long as the sale of the Conversion Shares is registered pursuant to an effective registration statement or such shares are eligible for resale under Rule 144(k), the Conversion Shares shall be issued upon a conversion of the Preferred Shares pursuant to the terms of the Certificate of Designation, or in payment of a dividend thereon, without any legend or other restrictive language. The legend set forth above shall be removed and the Company shall issue a new certificate without such legend to the holder of any Security upon which it is stamped if (i) the sale of such Security is registered under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by the Purchaser) to the effect that such Security can be sold publicly without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 without any restriction as to the number of shares of such Security that can then be immediately resold.

         2.6     No Reliance by Purchaser.  Such Purchaser acknowledges that
(i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents (as defined below) and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the Company in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made by the Company in this Agreement and the other Transaction Documents, and in the written information described in paragraph 2.3 above), (iii) it has not received from the Company any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by the Company.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby makes the following representations and warranties to each Purchaser (which shall be true as the date hereof and as of the Closing Date, provided that the representations and warranties made by the Company in paragraph 3.18 hereof shall be true as of the date specified therein) and agrees with such Purchaser that:

         3.1 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, corporate and otherwise, to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. For purposes of this Agreement, the term "subsidiaries" shall mean entities in which the Company has an equity interest of 50% or greater.

         3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, to issue and sell the Preferred Shares to such Purchaser in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation. All corporate action on the part of the Company by its officers, directors and stockholders necessary for (A) the authorization, execution and delivery of, and the performance by the Company of its obligations under, (i) this Agreement, (ii) the Registration Rights Agreement and (iii) all other agreements, documents, certificates or other instruments delivered by the Company at the First Closing (the instruments described in (i), (ii) and (iii) being collectively referred to herein as the "Transaction Documents"), and (B) the authorization, execution and filing of, and the performance by the Company of its obligations under, the Certificate of Designation, has been obtained and no further consent or authorization of the Company, its Board of Directors or its stockholders is required (other than the Stockholder Approval (as defined in paragraph 4.1.10 below)).

         3.3 Enforcement. The Transaction Documents and the Certificate of Designation constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity. Except as otherwise provided in the Transaction Documents, the Company has obtained all governmental or regulatory consents and approvals required for it to execute, deliver and perform its obligations under the Transaction Documents and under the Certificate of Designation.

         3.4 Disclosure Documents; Material Agreements; Other Information. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1997, (ii) Quarterly Reports on Form 10-Q and 10-Q/A for the quarters ended January 31, 1996, March 31, 1996, June 30, 1996, September 30, 1996, and December 31, 1996, (iii) all Current Reports on Form 8-K required to be filed with the Commission since January 31, 1996, and (iv) the Company's definitive Proxy Statement for its 1995 Annual Meeting of Shareholders, (v) any amendments to the foregoing and (vi) all schedules and exhibits attached thereto (collectively, the "Disclosure Documents"). Except as set forth on Schedule 3.4 hereto, and except for the transactions contemplated hereby, the Company is not aware of any event that would require the filing of a Form 8-K within fifteen (15) days following the Closing Date. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and, as of the date of such filing or, if such Disclosure Document was subsequently amended, as of the date of the filing of any amendment thereto with the Commission, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required. The written information provided to such Purchaser as described in paragraph 2.3 above does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the financial statements of the Company included in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

         3.5 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Shares is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non- assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the date of this Agreement and as of the Closing Date, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries.

         3.6 Valid Issuance. The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company, (ii) based in part upon the representations of such Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate of Designation. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

         3.7 No Conflict with Other Instruments. Neither the Company nor any of its subsidiaries is in violation of any provisions of its Certificate of Incorporation or Bylaws as amended and in effect on and as of the date hereof; the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any material provision of any material instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (including without limitation the issuance and reservation for issuance of the Conversion Shares) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

         3.8     Financial Condition; Taxes; Litigation.

                 3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Except as otherwise described in the Disclosure Documents, as of the date hereof and as of the First Closing there has been no material adverse change to the Company's business, operations, properties, financial condition or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

                 3.8.2 The Company has filed all tax returns required to be filed by it and paid all taxes which are due, except for taxes which it reasonably disputes or which could not reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company.

                 3.8.3 Except as set forth on Schedule 3.8.3, the Company is not the subject of any pending or, to its knowledge, threatened investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental entity which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

                 3.8.4 Except as set forth on Schedule 3.8.4, there is no material claim, litigation or administrative proceeding pending, or, to the best of the Company's knowledge, threatened, against the Company or against any officer, director or employee of the Company in connection with such person's employment therewith. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

         3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register for resale shares of its Common Stock on a registration statement on Form S-3 under the Securities Act.

         3.10 No Reliance by Company. The Company acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of such Purchaser in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made by such Purchaser in this Agreement and the other Transaction Documents), (iii) it has not received from such Purchaser any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such Purchaser.

         3.11 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

         3.12 Registration Rights; Rights of Participation. Except as described on Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority and (B) no person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document which has not been waived.

         3.13 Trading on Nasdaq. The Common Stock is authorized for quotation on the Nasdaq National Market, and trading in the Common Stock on Nasdaq has not been suspended as of the date hereof and as of the Closing Date.

         3.14 Solicitation. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares or
(ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act.

         3.15 Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative, other than Wharton Capital Partners, Ltd., in connection with the transactions contemplated hereby.

         3.16 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee,
(iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         3.17 Pending Acquisitions. With respect to any acquisition of assets or securities by the Company or any of its subsidiaries, the agreement for which has been executed as of the date of this Agreement, the closing of such acquisition, and the obligations of the parties thereunder, are not conditioned in any respect on the maintenance at any given level of the closing bid, ask or sale price of the Common Stock as quoted by Nasdaq.

         3.18 Environmental Matters. Except as set forth in the Disclosure Documents or on Schedule 3.18 hereof, the following representations and warranties shall be true with respect to the Company and its subsidiaries as of May 16, 1997:

                 3.18.1 To the best of the Company's knowledge, the Company and each of its subsidiaries is in material compliance with all Environmental, Health and Safety Laws (as defined below) governing its business, operations, properties and assets. Neither the Company nor any of its subsidiaries is currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws.

                 3.18.2 The Company and each of its subsidiaries has obtained, or caused to be obtained, and to the best of the Company's knowledge, is in material compliance with, all applicable and material licenses, certificates, permits, approvals and registrations required by the Environmental, Health and Safety Laws (collectively, "Licenses"). There are no administrative or judicial investigations, notices, claims or other proceedings pending or threatened by any governmental authority or third parties against the Company or any of its subsidiaries, their respective businesses, operations, properties or assets, which question the validity or entitlement of the Company or any of its subsidiaries to any License wherein an unfavorable decision, ruling or finding could have a material adverse effect on the Company or any of its subsidiaries.

                 3.18.3 Neither the Company nor any of its subsidiaries has received or is aware of any non-compliance order, warning letter, investigation, notice of violation, claim, suit, action, judgment or administrative or judicial proceeding pending or threatened against or involving the Company or any of its subsidiaries, issued by any governmental authority or third party with respect to any Environmental, Health and Safety Laws, which has not been resolved to the satisfaction of the issuing governmental authority or third party and which could have a material adverse effect on the Company or any of its subsidiaries.

                 3.18.4 To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has generated, manufactured, used, transported, transferred, stored, handled, treated, Discharged, Released or disposed of, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, Discharge, Release or dispose of, Hazardous Substances or other Waste (as defined below) to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, Discharge, Release or disposal in material contravention of any Environmental, Health and Safety Laws. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has generated, manufactured, used, stored, handled, treated, Discharged, Released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, any material quantities of Hazardous Substances or other waste upon property currently or previously owned or leased by it, except as permitted by law. For purposes of this Agreement, the term "Hazardous Substances" means any toxic or hazardous substance, material, or waste, any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws. For purposes of this Agreement, the term "Waste" means agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

                 3.18.5 To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has caused, nor allowed to be caused or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any material quantity of Hazardous Substances on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises or to any properties adjacent thereto which would have a material adverse effect on the Company or its subsidiaries. To the best of the Company's knowledge, there has not occurred, nor is there presently occurring, a Release or Discharge, or, threatened Release or Discharge, of any material quantity of Hazardous Substances on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises or to any properties adjacent thereto which would have a material adverse effect on the Company or its subsidiaries. For purposes of this Agreement, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

                 3.18.6 To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has generated, handled, manufactured, treated, stored, used, shipped, transported, transferred or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substances or other Waste to or at a site which, pursuant to CERCLA or any similar state law, has been placed or been proposed for placement on the National Priorities List or its state equivalent. Neither the Company nor any of its subsidiaries has received notice, and neither the Company nor any of its subsidiaries has knowledge of any facts which could give rise to any notice, that the Company or any of its subsidiaries is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under Environmental Health and Safety Laws. Neither the Company nor any of its subsidiaries has submitted or was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leased Premises or the Owned Properties. Neither the Company nor any of its subsidiaries has received any written request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where the Company or any of its subsidiaries has transported, transferred or disposed of other Wastes. Neither the Company nor any of its subsidiaries has been required to or has undertaken any response or remedial actions or clean-up actions of any kind at the request of any governmental authorities or at the request of any other third party. To the best of the Company's knowledge, neither the Company nor any of its subsidiaries has any material liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                 3.18.7 To the best of the Company's knowledge, there are no Aboveground Storage Tanks or Underground Storage Tanks on the Owned Properties or the Leased Premises. For purposes of this Agreement, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

                 3.18.8 Schedule 3.18 identifies (i) all material environmental audits, assessments or occupational health studies, of which the Company is aware, undertaken by the Company, its subsidiaries or their agents, or by any governmental authority, or by any third party, relating to or affecting the Company, its subsidiaries or any of the Leased Premises or the Owned Properties; and (ii) all material citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Company or any of its subsidiaries or any of the Leased Premises or the Owned Properties.

                 3.18.9 Schedule 3.18 contains a list of the assets of the Company and its subsidiaries which have been confirmed to contain "Asbestos" or "Asbestos-Containing Material" (as such terms are identified under the Environmental, Health and Safety Laws). The Company and each of its subsidiaries has operated and continues to operate in material compliance with all Environmental, Health and Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. There are no claims, actions, suits, governmental investigations or proceedings before any governmental authority or third party pending, or threatened against or directly affecting the Company, any of its subsidiaries, or any of their respective assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

                 3.18.10 As used in this Agreement, "Environmental Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C.
Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any governmental authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                 3.18.11 Schedule 3.18 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by the Company or any of its subsidiaries on any of the Owned Properties or the Leased Premises which have involved the generation, accumulation, storage, treatment, transportation, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of any material quantities of Hazardous Substances.

                 3.18.12 To the best of the Company's knowledge, none of the Owned Properties or Leased Premises presently includes, or has been constructed upon, any "Wetlands" as defined under applicable Environmental, Health and Safety Laws.

                 3.18.13 As used in Section 3.18, the terms "Owned Properties" and "Leased Premises" are deemed to refer only to the properties currently owned or leased by the Company.

4.       COVENANTS.

         4.1     Covenants of the Company.   The Company hereby agrees and
covenants with each Purchaser as follows:

                 4.1.1 Corporate Existence. The Company shall, so long as a Purchaser beneficially owns any Securities (but in no event longer than three
(3) years from the Closing Date), maintain its corporate existence in good standing and shall pay all its taxes when due except for taxes which the Company reasonably disputes or which could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

                 4.1.2 Form D; Blue-Sky Qualification. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the First Closing, take such action as is necessary to qualify the Preferred Shares for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to the Purchasers at or prior to the First Closing.

                  4.1.3 Reporting Status. As long as either Purchaser or any affiliate of such Purchaser beneficially owns any Securities and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and (ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. The Company will issue a press release describing the transactions contemplated by this Agreement no later than the business day following the Closing Date.

                 4.1.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes and shall not use such proceeds to make a loan to or an investment in any other corporation, partnership or other entity, provided that the Company may use such proceeds as full or partial consideration for the purchase of more than

50% of the voting equity or substantially all of the assets of any corporation, partnership or other entity.

                 4.1.5 Quotation on Nasdaq. The Company shall promptly secure the designation and quotation of the Conversion Shares on the Nasdaq National Market and shall use its best efforts to maintain the designation and quotation, or listing, of the shares of Common Stock on the Nasdaq National Market or, if not quoted on such market, the New York Stock Exchange or other national securities exchange.

                 4.1.6 Use of Purchaser Name. The Company shall not use, directly or indirectly, either Purchaser's name in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Purchaser for the specific use contemplated, or except as it may be required to do so, in the reasonable opinion of counsel to the Company, pursuant to applicable law or regulation.

                 4.1.7     Additional Equity Capital; Right of First Offer.
The Company agrees that, during the 270-day period following the Closing Date, the Company will not issue or agree to issue any securities that are convertible into or exercisable or exchangeable for, directly or indirectly, Common Stock (other than Additional Preferred Shares that are issued at an Additional Closing) if such securities provide for a conversion, exercise or exchange price less than the market price for the Common Stock on the date of such conversion, exercise or exchange (the "Capital Raising Limitation"). The Capital Raising Limitation will not apply to (i) an offering that is registered under the Securities Act, (ii) any transaction involving the issuance of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture formed for a bona fide commercial purpose (the primary purpose of which is not to raise equity capital), or (iii) the granting of options, warrants or other rights to acquire Common Stock to employees, consultants or directors of the Company not in connection with a public or private offering of securities, or the exercise thereof by any such individual. The Company agrees that it will not issue or sell any Series B Preferred Stock, or any rights to purchase or receive Series B Preferred Stock, unless and until the Company's planned merger with Cozzi Iron & Metal, Inc. is consummated.

                 4.1.8 Right of First Offer. Prior to any offer or sale of Additional Preferred Shares, the Company must first deliver to each Purchaser written notice describing the proposed issuance, including the terms and conditions thereof, and provide such Purchaser with an option during the five
(5) business day period following delivery of such notice to purchase up to its proportionate share (based on the number of Preferred Shares purchased by such Purchaser hereunder relative to the number of Preferred Shares purchased by the Purchasers hereunder) of the Additional Preferred Shares being offered on the same terms as contemplated by such issuance. In the event that Purchaser either does not give notice within such five business day period that it intends to exercise the foregoing option or informs the Company in writing that it does not intend to participate in such issuance, the Company may offer to each of its officers and directors the option to purchase up to, in the aggregate, the amount of Additional Preferred Shares which were declined by such Purchaser, on the same terms as were offered to such

Purchaser. If any such officer or director declines to exercise such option, the Company may offer to a third party the amount of Additional Preferred Shares which were declined by such officer or director, on the same terms as were offered to such officer or director.

                 4.1.9 Company's Instructions to Transfer Agent. On or prior to the First Closing, the Company shall execute and deliver a letter to its transfer agent (the "Transfer Agent"), thereby appointing the Transfer Agent as the Company's conversion agent and irrevocably instructing the Transfer Agent
(i) to issue certificates representing the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation upon receipt of a valid Conversion Notice (as defined in the Certificate of Designation) from a Purchaser, (ii) to issue certificates representing the number of Conversion Shares specified in such Conversion Notice, free of any restrictive legend, in the name of such Purchaser or its nominee as long as the sale of the Conversion Shares is registered pursuant to an effective registration statement or such shares are eligible for resale under Rule 144(k) and (iii) to deliver such certificates to such Purchaser no later than the close of business on the later to occur of (i) the third (3rd) business day following the Conversion Date (as defined in the Certificate of Designation) and (ii) the business day following the day on which the original certificate or certificates representing the shares of Series A Preferred Stock being converted are received by the Company. As long as purchases and sales of shares of Common Stock are eligible for settlement at the Depository Trust Company ("DTC"), the Company may instruct the Transfer Agent that, in lieu of delivering physical certificates to a Purchaser upon conversion of the Preferred Shares, the Transfer Agent may effect delivery of Conversion Shares by crediting the account of such Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Preferred Shares or receive Conversion Shares in accordance with the terms of the Certificate of Designation, the Registration Rights Agreement and this Agreement, respectively. In the event the Company's relationship with the Transfer Agent should be terminated for any reason, the Transfer Agent shall continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and agrees to be bound by the terms hereof.

                 4.1.10 Stockholder Meeting. The Company will cause, pursuant to Section 211 of the Delaware General Corporation Law, a meeting of stockholders to be held on or prior to the date which is four (4) months following the Closing Date (the "Meeting Date") and will submit to the vote of its stockholders at such meeting a proposal to approve (in accordance with the applicable provisions of the Company's Certificate of Incorporation) the transactions contemplated by the Transaction Documents and the Certificate of Designation, including without limitation the conversion of Preferred Shares into Conversion Shares ("Stockholder Approval"). The Company will deliver proxy materials and other information with respect to such meeting of stockholders to each Purchaser at the same time that the Company delivers such materials and information to the holders of its Common Stock. During the period beginning on the date of this Agreement and ending on the Meeting Date, the Company will not issue any Common Stock or any securities, or rights or options to purchase Common Stock or any such securities, whereby the number of votes represented by the Management Proxies (as defined below) would be less than 51% of the votes eligible to be cast at such meeting.

         4.2     Covenant of Each Purchaser.

                 4.2.1 Short Sales. Each Purchaser hereby agrees and covenants with the Company that neither such Purchaser, nor any affiliate of such Purchaser, will engage in any short sales of shares of Common Stock during the period from the date of this Agreement until the first date on which such Purchaser no longer owns any Preferred Shares. Notwithstanding the foregoing, nothing contained herein will be deemed to limit (i) the right of an affiliate of PCIG to engage in short sales resulting from customer orders or which are effected on a proprietary basis by trading personnel of such affiliate who are not acting at the direction of PCIG or any employee of PCIG or (ii) the right of such Purchaser to engage in bona fide hedging transactions that are effected otherwise than through short sales of shares of Common Stock. As used herein, the term "short sale" shall have the meaning specified in Rule 3b-3 under the Exchange Act; provided, however, that such term shall not include any such sale
(x) effected as a result of a failure by the Company to issue Conversion Shares or to deliver certificates representing such shares in accordance with the terms of the Certificate of Designation or (y) which involves a number of shares of Common Stock not to exceed the number of Conversion Shares for which a Conversion Notice (as defined in the Certificate of Designation) has been, or will be on the day on which such short sales are effected, submitted to the Company.

                 4.2.2 Agreement to Vote Shares. Each of the Purchasers agrees to attend (in person or by delivering its proxy) the meeting described in paragraph 4.1.10 and to vote the shares of Common Stock which it is entitled to vote pursuant to the Management Proxies (as defined in paragraph 5.1.4 below) in favor of the proposal described in paragraph 4.1.10.

5.  CONDITIONS TO CLOSING.

         5.1 Conditions to Purchaser's Obligations at First Closing. Each Purchaser's obligations at the First Closing, including without limitation its obligation to purchase the Preferred Shares, are conditioned upon the fulfillment of each of the following events:

                 5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of the First Closing as if made on such date; provided that the representations and warranties made by the Company in paragraph 3.18 shall be true and correct in all material respects as of the date specified therein;

                 5.1.2 the Company shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the First Closing;

                 5.1.3 the Company shall have delivered to such Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs 5.1.1 and 5.1.2 above have been fulfilled;

                 5.1.4 the Company shall have delivered to the Purchasers an executed irrevocable proxy, in substantially the form of Exhibit 5.1.4 hereto (each, a " Management Proxy" and collectively, the "Management Proxies"), from each director of the Company who owns shares of Common Stock as of the First Closing;

                 5.1.5 the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware, and shall have furnished such Purchaser with a file-stamped copy thereof;

                 5.1.6 the Company shall have delivered to such Purchaser an opinion of counsel for the Company, dated as of the date of the First Closing, in the form attached as
                          Exhibit 5.1.6 hereto;

                 5.1.7 the Company shall have executed and delivered the Registration Rights Agreement;

                 5.1.8 the Common Stock shall be designated for quotation and actively traded on the Nasdaq National Market;

                 5.1.9 there shall have been no material adverse changes in the consolidated business or financial condition of the Company and its subsidiaries taken as a whole since the date of the Company's most recent audited financial statements contained in the Disclosure Documents; and

                 5.1.10 the Company shall have authorized and reserved for issuance upon conversion of the Preferred Shares the number of shares of Common Stock specified in the Registration Rights Agreement.

         5.2 Conditions to Company's Obligations at Closing. The Company's obligations at the First Closing are conditioned upon the fulfillment of each of the following events:

                 5.2.1 the representations and warranties of each Purchaser shall be true and correct in all material respects as of the date of the First Closing as if made on such date;

                 5.2.2 each Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Purchaser on or before the First Closing; and

                 5.2.3 each Purchaser shall have delivered to the Company a certificate, signed by an officer of such Purchaser, certifying that the conditions specified in paragraphs 5.2.1 and 5.2.2 above have been fulfilled.

6.       INDEMNIFICATION.

         The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, employees and agents, and each person who controls such Purchaser within the meaning of the Securities Act or the Exchange Act (each, a "Purchaser Indemnified Party") against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by the Company of any of its representations, warranties or covenants made herein.

         Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors, employees and agents, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a "Company Indemnified Party") (a Purchaser Indemnified Party and a Company Indemnified Party are each hereinafter referred to as an "Indemnified Party") against any losses, claims, damages, liabilities or expenses (including the fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by such Purchaser of any of its representations, warranties or covenants made herein.

         Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought hereunder, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party"), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnifying Party, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Company, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest under applicable standards of professional conduct between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action will not relieve the Indemnifying Party of any of its obligations hereunder with respect to such action except to the extent such failure is prejudicial to the Indemnifying Party's ability to defend any such action.

         No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of pending or threatened action in respect of which an Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent.

7.       MISCELLANEOUS.

                 7.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the First Closing until the sooner to occur of the date which is (i) eighteen
(18) months from the date hereof or (ii) the first date on which none of the Purchasers owns any Preferred Shares, notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either party.

                 7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights hereunder, in connection with any private sale or transfer of the Preferred Shares, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

                 7.3 Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

                 7.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                 7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 7.6 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 7.7 Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

                 If to the Company:

                 Metal Management, Inc.
                 500 North Dearborn Street, Suite 405
                 Chicago, Illinois 60610
                 Attn: Gerard M. Jacobs
                 Fax: 312-645-0714

                 With a copy to:

                 Shefsky & Froelich Ltd.
                 444 North Michigan Avenue
                 Chicago, Illinois 60611
                 Attn: Stuart M. Savitz. Esq.
                 Fax: 312-527-5921

                 If to PCIG:

                 Proprietary Convertible Investment Group, Inc.
                 c/o Credit Suisse First Boston Corporation
                 Eleven Madison Avenue - Third Floor
                 New York, New York 10010
                 Attn: Allan Weine/John McAvoy
                 Fax:  212-325-6519

                 With a copy to:

                 Solomon, Zauderer, Ellenhorn, Frischer & Sharp
                 45 Rockefeller Plaza
                 New York, New York 10111
                 Attn: Richard T. Sharp, Esq.
                 Fax:  212-956-4068

                 If to Advantage :

                 Advantage Fund Limited
                 c/o Genesee International, Inc.
                 10500 N.E. 8th Street
                 Suite 1920
                 Bellevue, Washington 98004-4332
                 Fax:     (206) 462-4645

or to such other address or fax number as any party shall specify in writing to the other parties.

                 7.8 Expenses. Except as otherwise specified herein, each of the Company and each Purchaser shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement; provided that the Company shall pay twenty thousand dollars ($20,000) to PCIG at the First Closing in reimbursement of expenses incurred by PCIG hereunder.

                 7.9 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and both Purchasers, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

                 7.10     Issuances of Additional Securities.

                          7.10.1   Issuance of Enhanced Securities. In the
event that, during the period from the Closing Date until the earlier to occur of (i) one year from the Closing Date and (ii) ninety (90) Trading Days (as such term is defined in the Certificate of Designation) from the effectiveness of the Registration Statement (the "Limitation Period"), the Company issues any securities convertible or exercisable into Common Stock (including without limitation the Series B Preferred Stock), which securities either (i) provide a conversion or exercise price which is lower than the Conversion Price, or (ii) allow the holder thereof, without being subject to a redemption provision substantially similar to that provided by paragraph 4(h)(i) of the Certificate of Designation, to convert or exercise such securities into a number of shares of Common Stock that is greater on an aggregate basis than the number of shares of Common Stock into which such securities would be convertible or exercisable at a conversion or exercise price of ten dollars ($10) (the "Enhanced Securities"), the Company shall, in either such case, promptly (but in no event later than thirty (30) days following the issuance of such Enhanced Securities) take such action as may be necessary in order to amend the Certificate of Designation to conform the terms thereof with those of the instrument governing the Enhanced Securities to the extent necessary to confer the benefit of the provisions of such Enhanced Securities on the holders of the Series A Preferred Stock, and the provisions of the Certificate of Designation as so amended shall apply to the Series A Preferred Stock from and after the date on which such Enhanced Securities are issued. In addition, if the Company issues any convertible securities during the Limitation Period and, in connection therewith, the Company issues any warrants, options or similar securities for little or no consideration to the purchasers of such convertible securities in connection with such issuance, the Company shall at the same time issue to each holder such warrants, options or similar securities in an amount which is proportional to the Purchase Price of the Series A Preferred Stock purchased by such Initial Purchaser at the First Closing relative to the aggregate purchase price of such convertible securities purchased by such purchasers. The provisions of this subparagraph 7.10.1 shall not apply to any transaction involving the issuance of securities in connection with a merger, consolidation, acquisition or sale or purchase of assets, or in connection with any strategic partnership or joint venture formed for a bona fide commercial purpose (the primary purpose of which is not to raise equity capital), or the granting of options, warrants or other rights to acquire Common Stock to employees, consultants or directors of the Company not in connection with a public or private offering of securities, or the exercise thereof by any such individual. The Company further agrees that, in the event of a stock split, reverse stock split, reclassification or other similar event with respect to the Common Stock, it will amend the Certificate of Designation so that the Cap Amount (as defined in the Certificate of Designation) will be proportionately increased or reduced, as the case may be.

                          7.10.2   Terms of Series B Preferred Stock. In the
event that the Company issues any Series B Preferred Stock, the Series B Preferred Stock shall have terms which are identical in all material respects to those of the Series A Preferred Stock, other than the Fixed Conversion Price (as defined in the Certificate of Designation).

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

METAL MANAGEMENT, INC.


By: __________________________
    Name:
    Title:


PROPRIETARY CONVERTIBLE INVESTMENT GROUP, INC.


By: _________________________
    Name:
    Title:

Number of Shares of Preferred Stock to be Purchased:  5,000


ADVANTAGE FUND LIMITED


By: _________________________
    Name:
    Title:

Number of Shares of Preferred Stock to be Purchased:  16,000

                                                                     EXHIBIT 4.2


                         REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this " Agreement"), dated as of August 8, 1997, by and among Metal Management, Inc., a Delaware corporation
(the "Company"), Proprietary Convertible Investment Group, Inc. ("PCIG") and Advantage Fund Limited ("Advantage"). PCIG and Advantage are each referred to herein as a "Purchaser" and, together, as the "Purchasers".

         The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), to issue and sell to each Purchaser the number of shares (the "Preferred Shares") of Preferred Stock (the "Preferred Stock") specified therein. The Preferred Shares are convertible into shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), pursuant to the Certificate of Designations, Rights and Privileges establishing the Preferred Stock (the "Certificate of Designation"). In order to induce the Purchasers to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

         In consideration of each Purchaser entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.      DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings specified:

                 (a) "Closing" shall have the meaning specified in the Securities Purchase Agreement;

                 (b) "Closing Bid Price" shall have the meaning specified in the Certificate of Designation;

                 (c) "Conversion Price" shall have the meaning specified in the Certificate of Designation;

                 (d) "Filing Deadline" means the date which is thirty (30) days following the date on which Stockholder Approval is obtained in accordance with the terms of the Securities Purchase Agreement;

                 (e) "Registration Deadline" means the date which is one hundred and twenty (120) days following the date on which Stockholder Approval is obtained in accordance with the terms of the Securities Purchase Agreement;

                 (f) "Holder" means any person owning or having the right to acquire, through conversion of Preferred Shares, Registrable Securities, including initially each Purchaser and thereafter any permitted assignee thereof;

                 (g) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering of securities on a continuous basis ("Registration Statement"), and the declaration or ordering of effectiveness of the Registration Statement by the Securities and Exchange Commission (the "Commission");

                 (h) "Registrable Securities" means (i) the shares of Common Stock issued or issuable either upon conversion of the Preferred Shares or otherwise in accordance with the Certificate of Designation, and (ii) any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of such shares;

                 (i) "Stockholder Approval" shall have the meaning specified in the Securities Purchase Agreement; and

                 (j) "Trading Days" shall have the meaning specified in the Certificate of Designation.

         2.      MANDATORY REGISTRATION.

                 (a) On or before Filing Deadline, the Company shall prepare and file a Registration Statement on Form S-3 (or, if Form S-3 is not available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities as a "shelf" registration statement under Rule 415) covering the resale of at least 175% of the number of shares of Common Stock which would be issuable if the Preferred Shares were converted into shares of Common Stock at a Conversion Price equal to (A) the average Closing Bid Price over the five Trading Days immediately preceding, but not including the Closing Date times (B) 85%. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or similar events, or by reason of changes in the Conversion Price in accordance with the terms of the Certificate of Designation.

                 (b) The Company shall cause the Registration Statement to become effective as soon as practicable following the filing thereof but in no event later than the Registration Deadline, and shall submit to the Commission, within five (5) business days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request, and maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to the Purchaser) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time (the "Registration Period").

                 (c) The Filing Deadline and the Registration Deadline shall be extended by the number of days (not exceeding an aggregate for both such dates, when taken together, of thirty (30) days) during (i) any period in which the Company has been advised by its outside counsel that the Registration Statement will not be accepted for filing by the Commission as a result of the Company then having on file a registration statement which has not yet gone effective or a proxy statement that is then being reviewed by the Commission (a "Filing Delay Period"), and (ii) any period in which the Board of Directors of the Company determines in good faith (A) that an amendment or supplement to the Registration Statement or prospectus contained therein is necessary in order to correct a material misstatement made therein or to include information the absence of which would render the Registration Statement or such prospectus materially misleading and (B) that the disclosure of such information at such time would be detrimental to the business or prospects of the Company; provided that no such period specified in this clause (ii) may exceed ten (10) days unless, prior to the end of such ten day period, the Company obtains the written advice of its outside legal counsel that an amendment or supplement to the Registration Statement or prospectus contained therein is necessary in order to correct a material misstatement made therein or to include information the absence of which would render the Registration Statement or such prospectus materially misleading (a "Standstill Period").

                 (d) If (A) the Registration Statement (i) is not filed by the Filing Deadline or (ii) is not declared effective by the Commission on or before the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder, or (C) the Common Stock is not included for quotation on the Nasdaq National Market ("Nasdaq") or listed on the New York Stock Exchange (the "NYSE") or other national securities exchange at any time after the Registration Deadline, the Company shall pay to such Holder an amount equal to the lesser of (x) two percent (2%) per month and (y) the highest rate permitted by applicable law, times the aggregate purchase price of the Preferred Shares held by such Holder, accruing daily and compounded monthly,
(I) from the Filing Deadline until the date on which the Registration Statement is filed with the Commission, (II) from the Registration Deadline until the date on which the Registration Statement is declared effective, (III) from the date on which the Registration Statement is unavailable for sales of Registrable Securities by a Holder until the Registration Statement becomes available for sales of Registrable Securities; provided that the Registration Statement will not be considered unavailable for the number of days occurring during a Standstill Period which takes place after the effectiveness of the Registration Statement, or (IV) from the date on which the Common Stock is no longer quoted or listed on Nasdaq, the NYSE or such other exchange until the date on which the Common Stock becomes so listed or quoted, as the case may be. The amounts paid or payable by the Company hereunder shall be in addition to any other remedies available to the Purchaser at law or in equity or pursuant to the terms of any other Transaction Document. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made at the end of each thirty-day period.

         3.      PIGGYBACK REGISTRATION.

                 If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity) (a "Proposed Registration") and (ii) a registration statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have thirty (30) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder.

         4.      OBLIGATIONS OF THE COMPANY.

         In addition to performing its obligations under paragraphs 2(a) and
(b) above, the Company shall:

                 (a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

                 (b) in the event that the number of shares available under the Registration Statement filed by the Company hereunder is insufficient during any period of three consecutive trading days to cover 125% of the Registrable Securities then issued or issuable, the Company shall promptly amend the Registration Statement, or file a new Registration Statement, or both, so as to cover 175% of such Registrable Securities, in any event as soon as practicable, but not later than the tenth business day following the last day of such three day period. Any Registration Statement filed pursuant to this Section 4 shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(d) above;

                 (c) secure the designation and quotation of the Registrable Securities on the Nasdaq National Market;

                 (d) furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

                 (e) use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

                 (f) in the event of an underwritten public offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

                 (g) notify each Holder immediately upon the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                 (h) use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

                 (i) furnish to each Holder, on the date that such Registration Statement becomes effective, (x) an opinion, dated such date, of outside counsel representing the Company addressed to such Holder and in form and substance as is customarily given to underwriters in an underwritten public offering, and (y) in the case of an underwriting, a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder; and

                 (j) permit counsel for each Holder to review such Registration Statement and all amendments and supplements thereto, and provide such counsel with the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information contained in such Registration Statement, amendments or supplements, a reasonable period of time prior to the filing thereof with the Commission.

         5.      OBLIGATIONS OF EACH HOLDER.

         In connection with the registration of the Registrable Securities pursuant to the Registration Statement, each Holder shall:

                 (a) furnish to the Company such information regarding itself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof; and

                 (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph 4(g) or 4(h) above, immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until the Registration has been amended in accordance with paragraph 4(g) or until withdrawal of the stop order referred to in paragraph 4(h), as the case may be.

         6.      INDEMNIFICATION.

         In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

                 (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, liabilities or reasonable out-of- pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (collectively, "Violations"). The Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to such Holder of an event described in Section 4(g) or 4(h).

                 (b) To the extent permitted by law, each Holder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement; and such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6(b) exceed the net purchase price of securities sold by such Holder under the Registration Statement.

                 (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action.

                 (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net purchase price of securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the 1934 Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 (e) The obligations of the Company and each Holder under this Section 6 shall survive the conversion or redemption, if any, of the Preferred Shares, the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

         7.      REPORTS.

                 With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                 (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                 (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, and until such Registrable Securities are eligible for sale pursuant to Rule 144(k), forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         8.      MISCELLANEOUS.

                 (a) Expenses of Registration. All expenses, other than underwriting discounts and commissions and fees and expenses of counsel to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(i) hereof, shall be borne by the Company.

                 (b) Amendment; Waiver. Any provision of this Agreement may be amended only pursuant to a written instrument executed by the Company and each Holder. Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

                 (c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or when sent by verifiable facsimile transmission (with a hard copy to follow), (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

                 If to the Company:

                 Metal Management, Inc.
                 500 North Dearborn Street, Suite 405
                 Chicago, Illinois 60610
                 Attn: Gerard M. Jacobs
                 Fax: 312-645-0714

                 With a copy to:

                 Shefsky & Froelich Ltd.
                 444 North Michigan Avenue
                 Chicago, Illinois 60611
                 Attn: Stuart M. Savitz. Esq.
                 Fax: 312-527-5921

                 If to PCIG:

                 Proprietary Convertible Investment Group, Inc.
                 Eleven Madison Avenue
                 New York, New York 10010
                 Attn: Allan Weine/John McAvoy
                 Fax:  212-325-6519

                 With a copy to:

                 Solomon, Zauderer, Ellenhorn, Frischer & Sharp
                 45 Rockefeller Plaza
                 New York, New York 10111
                 Attn: Richard T. Sharp, Esq.

                 If to Advantage:

                 Advantage Fund Limited
                 c/o Genesee International, Inc.
                 10500 N.E. 8th Street, Suite 1920
                 Bellevue, Washington 98004-4332
                 Attn:
                 Fax:     (206) 462-4645

or to such other address or fax number as any party shall notify the others in accordance herewith.

                 (d) Termination. This Agreement shall terminate on the earlier to occur of (a) the end of the Registration Period and (b) the date on which all of the Registrable Securities have been publicly distributed; but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification obligations under this Agreement.

                 (e) Assignment. The rights of a Holder hereunder shall be assigned automatically to any transferee of the Preferred Shares or Registrable Securities from such Holder as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the

Company to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement.

                 (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

METAL MANAGEMENT, INC.


By: __________________________
    Name:
    Title:


PROPRIETARY CONVERTIBLE INVESTMENT GROUP, INC.


By: _________________________
    Name:
    Title:


ADVANTAGE FUND LIMITED


By: _________________________
    Name:
    Title: